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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8–A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Brandywine Realty Trust

(Exact name of registrant as specified in charter)

Maryland	23-2413352

(State of incorporation or organization)	(I.R.S. Employer Identification no.

401 Plymouth Road, Suite 500 Plymouth Meeting, Pennsylvania	19462

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. [X]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [_]

Securities Act registration statement file number to which this form relates:  333-56237

Securities to be registed pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Series C Cumulative Redeemable Preferred Shares of Beneficial Interest	New York Stock Exchange

Securities to be registed pursuant to Section 12(g) of the Act:

Not Applicable

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Registrant’s Series C Cumulative Redeemable Preferred Shares of Beneficial Interest to be registered is incorporated by reference to the prospectus supplement dated December 29, 2003 to prospectus dated February 9, 1999, which was filed on December 29, 2003, with the Securities and Exchange Commission pursuant to Rule 424(b)(5) (file No. 333-56237).

Item 2	Exhibits

3.1	Amended and Restated Declaration of Trust of Registrant (filed with Registrant’s Current Report on Form 8-K dated June 9, 1997 and incorporated herein by reference).

3.2	Articles of Amendment to Declaration of Trust of Registrant (filed with Registrant’s Current Report on Form 8-K dated September 10, 1997 and incorporated herein by reference).

3.3	Articles of Amendment to Declaration of Trust of Registrant (filed with Registrant’s Current Report on Form 8-K dated June 3, 1998 and incorporated herein by reference).

3.4	Articles Supplementary to Declaration of Trust of Registrant (filed with Registrant’s Current Report on Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.5	Articles of Amendment to Declaration of Trust of Registrant (filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference).

3.6	Articles Supplementary to Declaration of Trust of Registrant (filed with Registrant’s Current Report on Form 8-K dated April 26, 1999 and incorporated herein by reference).

3.7	Articles Supplementary to Declaration of Trust of Registrant classifying and designating Registrant’s Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.

3.8	Amended and Restated Bylaws of Registrant (filed with Registrant’s Current Report on Form 8-K dated October 14, 2003 and incorporated herein by reference).

4.1	Form of 7.50% Series C Cumulative Redeemable Preferred Share Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRANDYWINE REALTY TRUST

	By:	/s/ Gerard H. Sweeney

Gerard H. Sweeney
President and Chief Executive Officer

Date: December 29, 2003

Exhibit Number	Description

3.1	Amended and Restated Declaration of Trust of Registrant (filed with Registrant’s Current Report on Form 8-K dated June 9, 1997 and incorporated herein by reference).

3.2	Articles of Amendment to Declaration of Trust of Registrant (filed with Registrant’s Current Report on Form 8-K dated September 10, 1997 and incorporated herein by reference).

3.3	Articles of Amendment to Declaration of Trust of Registrant (filed with Registrant’s Current Report on Form 8-K dated June 3, 1998 and incorporated herein by reference).

3.4	Articles Supplementary to Declaration of Trust of Registrant (filed with Registrant’s Current Report on Form 8-K dated October 13, 1998 and incorporated herein by reference).

3.5	Articles of Amendment to Declaration of Trust of Registrant (filed with Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and incorporated herein by reference).

3.6	Articles Supplementary to Declaration of Trust of Registrant (filed with Registrant’s Current Report on Form 8-K dated April 26, 1999 and incorporated herein by reference).

3.7	Articles Supplementary to Declaration of Trust of Registrant classifying and designating Registrant’s Series C Cumulative Redeemable Preferred Shares of Beneficial Interest.

3.8	Amended and Restated Bylaws of Registrant (filed with Registrant’s Current Report on Form 8-K dated October 14, 2003 and incorporated herein by reference).

4.1	Form of 7.50% Series C Cumulative Redeemable Preferred Share Certificate.